Exhibit 5.1

June 26, 2007                                       Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637

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Goldman Sachs Asset Backed Securities Corp.
85 Broad Street
New York, New York  10004

Re: Goldman Sachs Asset Backed Securities Corp.
    Registration Statement on
    Form S-3 (No. 333-132001)
    -------------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel for Goldman Sachs Asset Backed Securities Corp., a Delaware corporation (the "Depositor"), in connection with a) the preparation of the above-captioned registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and b) the offering of notes (the "Notes") described in the related preliminary prospectus supplement dated June 20, 2007 and the base prospectus dated June 20, 20007 (collectively, the "Preliminary Prospectus"), which have been filed with the Commission pursuant to Rule 424(b) under the Act. As described in the Preliminary Prospectus, the Notes will be issued on or about June 28, 2007 by GS Auto Loan Trust 2007-1 (the "Issuer"), a trust formed by the Depositor pursuant to a trust agreement between the Depositor and Wilmington Trust Company, as owner trustee. The Notes will be issued pursuant to an indenture (the "Indenture") between the Issuer and The Bank of New York, as indenture trustee.

      In that connection, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Preliminary Prospectus and the current draft of the Indenture (including the form of the Notes included as an exhibit thereto).

      Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Issuer, authenticated by the Indenture Trustee, and sold by the Depositor, and (c) payment of the agreed consideration for the Notes has been received by the Issuer, such Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and

 Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
                   New York Palo Alto Paris Washington, D.C.
     Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

    Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
       English limited liability partnership in the offices listed above.

Goldman Sachs Asset Backed Securities Corp.
June 26, 2007
Page 2

entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

      Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Preliminary Prospectus and to the use of our name therein without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this Exhibit.

                                                Very truly yours,

                                                /s/ Mayer, Brown, Rowe & Maw LLP

                                                MAYER, BROWN, ROWE & MAW LLP